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                                                                     EXHIBIT 1.1


                                1,200,000 SHARES



                      WHITE MOUNTAINS INSURANCE GROUP, LTD.

                    COMMON SHARES, PAR VALUE $1.00 PER SHARE



                             UNDERWRITING AGREEMENT

__________, 2002
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                                                             _____________, 2002

Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
  as representatives of the Underwriters
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Dear Sirs and Mesdames:

         White Mountains Insurance Group, Ltd., a Bermuda corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in
Schedule II hereto (the "UNDERWRITERS"), and a shareholder of the Company (the "SELLING SHAREHOLDER") named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of 1,200,000 shares of the Common Shares ($1.00 par value per share) of the Company (the "FIRM SHARES"), of which 1,000,000 shares are to be issued and sold by the Company and 200,000 shares are to be sold by the Selling Shareholder.

         The Company also proposes to issue and sell to the several Underwriters not more than an additional 150,000 shares of its Common Shares (the "ADDITIONAL SHARES") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The Common Shares of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The Company and the Selling Shareholder are hereinafter sometimes collectively referred to as the "SELLERS."

         In connection with the sale of Shares by the Selling Shareholder, the Company and the Selling Shareholder have entered into a custody agreement dated [ ], 2002 (the "CUSTODY AGREEMENT").

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (File No. 333-88352), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness
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pursuant to Rule 430A under the Securities Act of 1933, as amended (the
"SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:

                  (a) The Company and the transactions contemplated by this Agreement meet the requirements for the use of Form S-3 under the Securities Act. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus, when read in conjunction with all such documents, did not contain or will not contain when so filed any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder. No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission and no proceedings for that purpose shall have been instituted or, to the


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         knowledge of the Company, threatened or contemplated by the Commission.

                  (c) PricewaterhouseCoopers LLP, whose reports are included or incorporated by reference in the Prospectus, are independent certified public accountants with respect to the Company and its subsidiaries and CGU Corporation and its subsidiaries within the meaning of the Securities Act and the rules and regulations adopted by the Commission thereunder. The financial statements of the Company and its subsidiaries and CGU Corporation and its subsidiaries (including the related notes and supporting schedules) included or incorporated by reference in the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the rules and regulations adopted by the Commission under the Securities Act, except as otherwise noted therein; and the supporting schedules included or incorporated by reference in the Prospectus present fairly in all material respects the information required to be stated therein. The PRO FORMA consolidated financial information included or incorporated by reference in the Prospectus (i) is presented fairly in all material respects, (ii) has been prepared in accordance with the rules and regulations under the Securities Act with respect to PRO FORMA statements and (iii) has been properly compiled on the bases described therein, and the assumptions used in the preparation of the PRO FORMA consolidated financial information included or incorporated by reference in the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. The foregoing representations in this paragraph 1(c) regarding the fair presentation provided by (x) the financial statements of CGU Corporation and its subsidiaries and (y) the PRO FORMA consolidated financial information are qualified in their entirety to the extent that the information contained in such statements may be affected by the subsequent write-off of assets or the establishment or increase in liabilities and related adjustments (collectively, "adjustments") PROVIDED that such subsequent adjustments and their effects on such statements are fairly disclosed in all material respects in the Prospectus.

                  (d) Each of the Company and each of the subsidiaries of the Company listed on Schedule III hereto (the "Designated Subsidiaries") has been duly organized or formed and is validly existing in good standing (including, in the case of the Company, as an exempted company) under the laws of the jurisdiction of its organization or formation, with full power and authority to own, lease and operate its properties and conduct


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         its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Custody Agreement; and each of the Company and the Designated Subsidiaries is duly qualified to do business as described in the Prospectus and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased or operated by it make such qualification necessary, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT"). The Designated Subsidiaries, on an unconsolidated basis, for the three-month period ended on March 31, 2002 accounted for in the aggregate at least 90% of the premiums earned by the Company and its consolidated subsidiaries in each of its property and casualty business (exclusive of the reinsurance business) and its reinsurance business.

                  (e) The capitalization of the Company as of March 31, 2002 is as set forth in the Prospectus. All of the outstanding shares of capital stock of the Company and each Designated Subsidiary of the Company that is a corporation have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in the Prospectus, all of the outstanding shares of capital stock, partnership interests or other ownership interests of each Designated Subsidiary of the Company are owned directly or indirectly by the Company free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer, preemptive rights or any other claim of any third party.

                  (f) Except as described in or contemplated by the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not been any event or development that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, from the respective dates as of which information is given in the Prospectus and (ii) since such dates, there has not been any material increase in the long-term debt or, to the knowledge of the Company after due inquiry, in the loss and loss adjustment expense reserves (net of applicable reinsurance recoverables) of the Company and its consolidated subsidiaries.

                  (g) None of (i) the execution or delivery hereof or of the Custody Agreement by the Company, (ii) the consummation of the transactions contemplated hereby or thereby, (iii) the issuance and delivery of the Shares by the Company or (iv) compliance by the Company with all of the provisions of this Agreement or of the Custody


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         Agreement, (A) will result in a breach or violation of, or constitute a default under, the certificate of incorporation, by-laws, partnership agreement or other governing documents of the Company or any of the Designated Subsidiaries, (B) will result in a breach or violation of, or constitute a default under, any agreement, indenture or other instrument to which the Company or any of the Designated Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, (C) will result in a violation of any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, the Designated Subsidiaries or any of their respective properties, or (D) will result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company, or any Designated Subsidiary except (other than with respect to clause (A) above) as would not have, individually or in the aggregate, a Material Adverse Effect. Except for permits, consents, approvals and similar authorizations required under the securities or "Blue Sky" laws of certain jurisdictions, and except for such permits, consents, approvals and authorizations which have been obtained, no permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement or the Custody Agreement.

                  (h) This Agreement and the Custody Agreement have been duly authorized, executed and delivered by the Company.

                  (i) None of the Company or any of its Designated Subsidiaries
         (i) is in violation of its certificate of incorporation or by-laws or other governing documents, (ii) is in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any agreement, indenture or other instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a Material Adverse Effect, or
         (iii) is in violation of any insurance law or insurance regulation to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (j) The Company is able to pay its liabilities as they become due.

                  (k) The Shares to be sold by the Company have been duly and validly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered


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         in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. The authorized capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement and the Prospectus. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been duly waived or satisfied, for or relating to the registration of any securities of the Company.

                  (l) The shares of Common Stock (including the Shares to be sold by the Selling Shareholder) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

                  (m) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement or the documents incorporated by reference therein by the Securities Act or the Exchange Act, as the case may be, which have not been described in the Prospectus or filed as exhibits to the Registration Statement or the documents incorporated by reference therein as permitted by the Securities Act or Exchange Act, as the case may be.

                  (n) There is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, or which is required to be disclosed in the Prospectus or to be filed as an exhibit to the Registration Statement and is not disclosed or filed as required.

                  (o) Each of the Company and its subsidiaries has (i) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business) and all courts and other governmental tribunals (each, an "Authorization") necessary to engage in the business currently conducted by it in the manner described in the Prospectus, except where failure to hold such Authorizations would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) fulfilled and performed all obligations necessary to maintain each Authorization, except where the failure to fulfill or perform an obligation or to maintain an Authorization and would


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         not reasonably be expected to have, individually or in the aggregate, a
         Material Adverse Effect, (iii) no knowledge of any threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of any Authorization, the revocation, termination or suspension of which would reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all such Authorizations are valid and in full force and effect and the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. No insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any subsidiary of the Company to its parent, other than any such orders or decrees the issuance of which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (p) The 2001 statutory annual statements of each Designated Subsidiary which is a regulated insurance subsidiary of the Company and the statutory balance sheets and income statements included in such statutory annual statements together with related schedules and notes, have been prepared, in all material respects, in conformity with statutory accounting principles or practices required or permitted by the appropriate insurance regulator of the jurisdiction of domicile of each such subsidiary, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly, in all material respects, the statutory financial position of such insurance subsidiaries as of the dates thereof, and the statutory basis results of operations of such insurance subsidiaries for the periods covered thereby PROVIDED, HOWEVER, that the Company makes no - representations or warranties as to the financial information, financial statements and other related documents that were the responsibility of, and prepared by the former management of, and for the benefit of CGU Corporation.

                  (q) The Company and its insurance subsidiaries have made no material changes in their insurance reserving practices since December 31, 2001, except where such change in such insurance reserving practices would not reasonably be expected to have a Material Adverse Effect.

                  (r) The Company is not aware of any threatened or pending downgrading of any Designated Subsidiary's claims-paying ability rating or in the rating accorded any of the Company's securities by A.M. Best Company, Inc. or any other "naturally recognized statistical rating


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         organization" as such term is defined for purposes of Rule 436(g)(2)
         under the Securities Act.

                  (s) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (t) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (u) The Company believes that it is not (i) a "passive foreign investment company," (ii) a "controlled foreign corporation," (iii) a "personal holding company," (iv) a "foreign personal holding company," or (v) a "foreign investment company," all within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the Company believes that none of its premium income, or that of any of its foreign subsidiaries, will be taxed as "related person insurance income" within the meaning of the Code.

                  (v) None of the Underwriters or any subsequent purchasers of the Shares (other than purchasers resident in Bermuda for Bermuda exchange control purposes) is subject to any stamp duty, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the Shares.

                  (w) There are no currency exchange control laws or withholding taxes of Bermuda that would be applicable to the payment of dividends on the Shares by the Company.

                  (x) Consummation of the transactions contemplated by this Agreement, including but not limited to any actions taken pursuant to the indemnification and contribution provisions set forth herein, will not constitute unlawful financial assistance under Bermuda law.

         2. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDER. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

                  (a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.


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                  (b) The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement, the Custody Agreement and the [Power of Attorney] appointing certain individuals as the Selling Shareholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement [(the "POWER OF ATTORNEY")] will not contravene (i) the certificate of incorporation or by-laws of the Selling Shareholder or (ii) any agreement or other instrument binding upon the Selling Shareholder or any applicable law, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, except for the contravention of an agreement, instrument or applicable law which would not materially and adversely affect the consummation of the transactions contemplated by this Agreement by the Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement or the Custody Agreement or [Power of Attorney] of the Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and except for any filing or disclosure that may be required of the Selling Shareholder under Canadian securities laws or the rules of the Toronto Stock Exchange, PROVIDED that any failure to make such a filing or disclosure would not materially and adversely affect the transactions contemplated by this Agreement.

                  (c) The Custody Agreement and the [Power of Attorney] have been duly authorized, executed and delivered by the Selling Shareholder and are valid and binding agreements of the Selling Shareholder except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                  (d) The Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid "security entitlement" within the meaning of Section 8-102 of the New York Uniform Commercial Code ("UCC") in respect of, the Shares to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the [Power of Attorney] and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder or a security entitlement in respect of such Shares.

                  (e) Upon payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Shares, as


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         directed by the Underwriters, to Cede & Co. ("CEDE") or such other nominee as may be designated by the Depository Trust Company ("DTC"), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the records of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim to such Shares or any security entitlement in respect of such Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC and (B) the Underwriters will acquire a security entitlement in respect of such Shares free and clear of any adverse claim.

                  (f) The Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Prospectus to sell its Shares pursuant to this Agreement.

                  (g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that the representations and warranties set forth in this paragraph are limited to statements or omissions made in reliance upon information relating to the Selling Shareholder furnished to the Company in writing by the Selling Shareholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto. It is understood and agreed that the only written information furnished to the Company by the Selling Shareholder specifically for use in the Registration Statement is the information relating to the Selling Shareholder set forth in the table under the caption "Principal and Selling Shareholders" in the Prospectus.

                  (h) The Selling Shareholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and the Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

         3. AGREEMENTS TO SELL AND PURCHASE. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject


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to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $______ a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 150,000 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "OPTION CLOSING DATE"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

         The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a


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security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, (D) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock to a family member of the Selling Shareholder or trust created for the benefit of the Selling Shareholder or a family member of the Selling Shareholder, (E) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock to an affiliate of the Selling Shareholder, (F) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, (G) issuances of shares of Common Stock pursuant to the Company's employee benefit plans in effect on the date hereof, (H) issuances in connection with the merger with or acquisition of another corporation or entity or the acquisition of the assets or properties of any such corporation or entity and the related entry into a merger or acquisition agreement with respect to such merger or acquisition, provided that in the case of any transfer or distribution pursuant to clause (D), (E) or (H), (i) each transferee agrees to be bound by the terms of this and the immediately preceding paragraph and (ii) no filing by any party (transferee or transferor) under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on Form 5 made after the expiration of the 90-day period referred to above). In addition, the Selling Shareholder, agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         4. TERMS OF PUBLIC OFFERING. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $___ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $___ a share, to any Underwriter or to certain other dealers.

         5. PAYMENT AND DELIVERY. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ____________, 2002, or at such other time on the same or such other date, not later than _________, 2002,(1) as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than _______, 2002,(2) as shall be designated in writing by you.

         The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         6. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [4:00pm] (New York City time) on the date hereof.

         The several obligations of the Underwriters are subject to the following further conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's or any subsidiary's securities or in any subsidiary's financial strength or claims-paying ability


-----------------------
         (1) Insert date 5 business days after initial closing date.

         (2) Insert date 10 business days after the expiration of the green shoe option.

                  rating by A.M. Best Company, Inc. or any other "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date an opinion of [ ], in-house counsel for OneBeacon Insurance Group LLC, dated the Closing Date, substantially in the form of Exhibit A.

                  (d) The Underwriters shall have received on the Closing Date an opinion of [ ], in-house counsel for Folksamerica Holding Company, Inc., dated the Closing Date, substantially in the form of Exhibit B.

                  (e) The Underwriters shall have received on the Closing Date an opinion and "10b-5" statement of Cravath, Swaine & Moore, outside counsel for the Company, dated the Closing Date, substantially in the form of Exhibit C.

                  (f) The Underwriters shall have received on the Closing Date an opinion of Conyers Dill & Pearman, Bermuda counsel to the Company, dated the Closing Date, substantially in the form of Exhibit D.

                  (g) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling, U.S. counsel for the Selling

         Shareholder, dated the Closing Date, substantially in the form of Exhibit E.

                  (h) The Underwriters shall have received on the Closing Date an opinion of Torys LLP, Canadian counsel for the Selling Shareholder, dated the Closing Date, substantially in the form of Exhibit F.

                  (i) The Underwriters shall have received on the Closing Date a disclosure statement of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date.

                  With respect to their "10b-5" or "disclosure" statements, Cravath, Swaine & Moore and Davis Polk & Wardwell may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to paragraphs 6(g) and 6(h) above, Shearman & Sterling and Torys LLP may rely upon an opinion or opinions of counsel for the Selling Shareholder and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of the Selling Shareholder contained herein and in the Custody Agreement and [Power of Attorney] of the Selling Shareholder and in other documents and instruments; PROVIDED that (A) each such counsel for the Selling Shareholder is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and (D) Shearman & Sterling and Torys LLP shall state in their respective opinions that they are justified in relying on each such other opinion.

                  The opinions of in-house counsel for One Beacon Insurance Group LLC and Folksamerica Holding Company, Inc., Cravath, Swaine & Moore (including the 10b-5 statement), Conyers Dill & Pearman, Shearman & Sterling and Torys LLP described above shall be rendered to the Underwriters at the request of the Company or the Selling Shareholder, as the case may be, and shall so state therein.

                  (j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants the Company and for CGU Corporation each containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letters delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (k) The "lock-up" agreements, each substantially in the form of Exhibit G hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                  (l) The Custody Agreement shall be in full force and effect on the Closing Date.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

         7. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To furnish to you, without charge, 6 signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Prospectus.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending [September 30], 2003 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (f) To use the net proceeds from the offering of Shares by the Company pursuant to this Agreement as set forth in the Prospectus under the heading "Use of Proceeds".

         8. COVENANTS OF THE SELLING SHAREHOLDER. In further consideration of the agreements of the Underwriters herein contained, the Selling Shareholder covenants with each Underwriter as follows:

                  (a) At any time during the period described in Section 7(c) above, if there is any change in the information provided by such Selling Shareholder for use in the Registration Statement, the Selling Shareholder will immediately notify the Company and Morgan Stanley & Co. Incorporated of such change.

                  (b) The Selling Shareholder will furnish any information which the Company, the Underwriters or their respective counsel reasonably deems necessary or desirable in connection with the preparation and filing of any amendments and supplements to the Registration Statement or the Prospectus or any other filing with any regulatory body or agency (including the National Association of Securities Dealers, Inc. ("NASD")).

         9. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its and the Selling Shareholder's obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled "Indemnity and Contribution", and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

         The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

         10. INDEMNITY AND CONTRIBUTION. The Company agrees to indemnify and hold harmless each Underwriter, (i) each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act (each an "UNDERWRITER INDEMNIFIED PERSON") and (ii) the Selling Shareholder and each person, if any, who controls the Selling Shareholder within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating, in the case of (i) above, to any Underwriter, or, in the case of (ii) above, the Selling Shareholder, furnished to the Company in writing by such Underwriter through you or by the Selling Shareholder, as the case may be, expressly for use therein.

         (b) The Selling Shareholder agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter Indemnified Person, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Selling

Shareholder furnished in writing by or on behalf of the Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. The liability of the Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total net proceeds received by the Selling Shareholder from the sale of Shares by the Selling Shareholder under this Agreement.

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and
(iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholder and such control persons of the Selling Shareholder, such firm shall be designated in writing by Fairfax Financial Holdings Limited. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested, by registered mail with receipt confirmation requested, an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, as indicated by the receipt confirmation, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (e) To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. As among the Company and the Selling Shareholders, relative benefits and relative fault shall be determined on the basis of the factors set forth in the preceding two sentences. The Underwriters' respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of the Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the total net proceeds from the sale of the Shares sold by the Selling Shareholder under this Agreement.

         (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Selling Shareholder shall not be required to contribute any amount in excess of the amount by which the net proceeds received from the sale of Shares by the Selling Shareholder exceeds the amount of any damages that the Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (g) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,
(ii) any investigation made by or on behalf of any Underwriter, the person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling the Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

         11. TERMINATION. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or
(v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

         12. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Shareholder shall be unable to perform its obligations under this Agreement, the Seller or Sellers whose failure, refusal or inability to perform will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         13. APPLICABLE LAW; SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE. (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         (b) Each of the Company and the Selling Shareholder irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares. Each of the Company and the Selling Shareholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company or the Selling Shareholder has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process with respect to itself or its property, such Seller irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

         (c) (i) The Company hereby irrevocably appoints CSC United States Corporation Company, with offices at 1013 Centre Road, Wilmington, Delaware 19805, as its agent for service of process, and (ii) the Selling Shareholders hereby irrevocably appoints Odyssey Re Holdings Corp., with offices at 140 Broadway, 39th Floor, New York, New York 10005, as its agent for service of process, in either case in any suit, action or proceeding described in the preceding paragraph. Each of the Company and the Selling Shareholder agrees that service of process in any such suit, action or proceeding may be made upon it at the office of their respective agents. Each of the Company and the Selling Shareholder waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Company and the Selling Shareholder represents and warrants that each of their respective agents has agreed to act as such Seller's agent for service of process, and such Seller agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

         14. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         15. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                Very truly yours,

                                White Mountains Insurance Group Ltd.


                                By: ____________________________________________
                                    Name:
                                    Title:

                                The Selling Shareholder named in
                                   Schedule I hereto

                                By: ____________________________________________
                                    Attorney-in Fact

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
  as representatives of the Underwriters
Acting severally on behalf of themselves and the several Underwriters named in
     Schedule II hereto

By: Morgan Stanley & Co. Incorporated

By: ___________________________________________
    Name:
    Title:

                                                                      SCHEDULE I


                                                    NUMBER OF FIRM SHARES
            SELLING SHAREHOLDER                          TO BE SOLD
-----------------------------------------------     ---------------------
Fairfax Financial Holdings Limited.............            200,000

         Total:................................            200,000
                                                    =====================

                                                                     SCHEDULE II

                                                        NUMBER OF FIRM SHARES
                         UNDERWRITER                      TO BE PURCHASED
--------------------------------------------------      ---------------------
Morgan Stanley & Co. Incorporated.................
Banc of America Securities LLC....................
Credit Suisse First Boston Corporation............
Lehman Brothers Inc...............................
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated..........................



                                                        ---------------------

         Total:...................................      =====================

                                                                    SCHEDULE III

DESIGNATED SUBSIDIARIES(3)

OneBeacon Insurance Group LLC
OneBeacon Insurance Company
OneBeacon America Insurance Company
The Camden Fire Insurance Association
Homeland Insurance Company of New York
Northern Assurance Company of America
Pennsylvania General Insurance Company
National Farmers Union P&C Company
Folksamerica Holding Company, Inc.
Folksamerica Reinsurance Company





-----------------------------------------
         (3) Subject to review.

                                                                       EXHIBIT A



                         [OPINION OF ONEBEACON COUNSEL]

                                                                       EXHIBIT B



                        [OPINION OF FOLKSAMERICA COUNSEL]

                                                                       EXHIBIT C



                            [OPINION/LETTER OF CS&M]

                                                                       EXHIBIT D



                                [OPINION OF CD&P]

                                                                     EXHIBIT [E]



                                [OPINION OF S&S]

                     [Awaiting further input from S&S/Torys]

                                                                     EXHIBIT [F]



                             [OPINION OF TORYS LLP]

                                                                       EXHIBIT G



                            [FORM OF LOCK-UP LETTER]

                                                              ____________, 2002

Morgan Stanley & Co. Incorporated
as representative of the Underwriters
c/o      Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, NY 10036

Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with White Mountains Insurance Group, Ltd., a Bermuda corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "UNDERWRITERS"), of __________ shares (the "OFFERED SHARES") of the Common Shares, par value $1.00 per share, of the Company (the "COMMON SHARES").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date of the preliminary prospectus relating to the Public Offering and ending 90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Offered Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Shares or other securities acquired in open market transactions after the completion of the Public Offering, (c) transfers of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares to a family member of the undersigned or trust created for the benefit of the undersigned or a family member of the undersigned or (d) transfers of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares to an affiliate of the undersigned, provided that in the case of any transfer or distribution pursuant to clause (c) or (d), (i) each transferee agrees to be bound by the terms of this agreement and (ii) no filing by any party (transferee or transferor) under Section 16(a) of the Securities Exchange Act of 1934 shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on Form 5 made after the expiration of the 90-day period referred to above).

         In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares, except to the extent that the undersigned has previously exercised a right of registration for Common Shares to be sold in the Public Offering. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Shares except in compliance with the foregoing restrictions.

         The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. This Lock-up Agreement shall lapse and become null and void if the Public Offering has not occurred on or before November 30, 2002.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                Very truly yours,


                                _____________________________________
                                (Name)


                                _____________________________________
                                (Address)
                                _____________________________________



                                      G-2